Exhibit 99.2

Astrotech Corporation
401 Congress, Suite 1650
Austin, Texas
512.485.9530
fax: 512.485.9531
www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH CORPORATION COMPLETES THE SALE OF ITS ASTROTECH SPACE OPERATIONS UNIT

Austin, TX (August 22, 2014) - Astrotech Corporation [NASDAQ: ASTC] has completed the sale of substantially all of the properties and assets related to or used in its Astrotech Space Operations business unit to a wholly-owned subsidiary of Lockheed Martin Corporation for $61 million. This transformative transaction is an important step in the Company’s strategic evolution that allows us to maximize the value of our remaining operations, assets, and intellectual property.

“I would like to take this opportunity to thank our shareholders for the continued support of our vision of the future for Astrotech,” stated Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation. “We are now better positioned to focus on building shareholder value as a worldwide leader in the application of mass spectrometry sensors to the security, process control, laboratory and environmental markets. We believe we have the fastest, smallest, highest performing and most economical miniaturized mass spectrometer solution that is versatile enough to be easily integrated within a wide variety of markets.”

About Astrotech Corporation
Astrotech is a leader in identifying and commercializing space technology for terrestrial use. 1st Detect Corporation is developing what we believe is a breakthrough miniaturized mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development. Both are wholly owned subsidiaries of the parent.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, our ability to successfully develop our remaining Spacetech business unit, our ability to develop and integrate our miniaturized mass spectrometer, the MMS-1000™, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Joshua Elbaum
Astrotech Corporation
512.485.9530

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